NUMBER

355

COMMON STOCK

THE BABYDOT COMPANY

SHARES AUTHORIZED: 90,000,000
PAR VALUE: $0.001

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SHARES

669,935

COMMON STOCK

CUSIP 05618Q 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ***CEDE & CO***

is the Owner of ***SIX HUNDRED SIXTY NINE THOUSAND NINE HUNDRED THIRTY FIVE***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

THE BABYDOT COMPANY

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated: June 21, 2006

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By VOID
AUTHORIZED SIGNATURE

CORPORATE
NEVADA
6/28/2006
SEAL

Jennie Slade
SECRETARY

Jennie Slade
SPECIMEN
PRESIDENT

0000